Exhibit 23.11

Consent of Andrew Jennings

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 15.6.3, 16.5 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Andrew Jennings
By:	Andrew Jennings, P.E.
Title:	Project Manager
Company:	Conveyor Dynamics, Inc.